UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 4, 2008

YTB International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

 (State or Other Jurisdiction of Incorporation)
000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road
Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

 (Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on November 26, 2008, a subsidiary of YTB International, Inc. (the “Company”) entered into an offer to purchase with Petebridge, LLC (“Petebridge”) to sell a 1980 Learjet 35A aircraft (the “Aircraft”).  The Company cancelled the transaction on December 4, 2008 because Petebridge failed to advance its escrow payment in violation of the terms of the offer to purchase.

Effective as of December 4, 2008, the Company entered into an aircraft purchase agreement (the “Purchase Agreement”) to sell the Aircraft to Espectra Aviation Inc. (the “Buyer”).  The stated purchase price is $900,000 of which $100,000 was deposited by the Buyer to be held in escrow until the closing which is scheduled to take place on or about December 12, 2008.  The closing of the Purchase Agreement is contingent upon a satisfactory pre-inspection purchase of the Aircraft.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

No.	Description

10.1	Aircraft Purchase Agreement, dated December 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: December 10, 2008	By:	/s/ John Clagg
Name: John Clagg
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

No.	Description

10.1	Aircraft Purchase Agreement, dated December 4, 2008